UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  August 3, 2011

Heron Lake BioEnergy, LLC

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-51825	41-2002393
(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue Heron Lake, MN	56137-1375
(Address Of Principal Executive Offices)	(Zip Code)

(507) 793-0077

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 9 are not applicable and therefore omitted.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 3, 2011, David J. Bach and Robert J. Wolf voluntary resigned as governors of Heron Lake BioEnergy, LLC, effective immediately following the 2011 Annual Meeting of Members.  Neither Mr. Bach’s nor Mr. Wolf’s resignation was the result of any disagreement with us on any matter relating to our operations, policies or practices.  Presently, Mr. Bach is a member of our Compensation and Audit Committees and Mr. Wolf is Chair of our Nomination and Governance Committee and a member of our Audit Committee, which committee memberships will end as of the effective time of their resignations.  The terms of both Mr. Bach and Mr. Wolf are scheduled to expire at the 2012 Annual Meeting of Members.

Pursuant to our Member Control Agreement, the remaining elected governors on our Board of Governors appointed Robert J. Ferguson and David J. Woestehoff to serve the remaining terms of Mr. Bach and Mr. Wolf, effective immediately following the 2011 Annual Meeting and expiring at the 2012 Annual Meeting, at which time the filled governor positions will be subject to election by our members.

Mr. Ferguson, our President and Chief Executive Officer, currently serves as a governor and Chairman of our Board.  Mr. Woestehoff currently serves as a governor and Secretary of our Board.  Mr. Woestehoff is also a member of our Marketing and Risk Management Committee.

The terms of Mr. Ferguson and Mr. Woestehoff will expire at the 2011 Annual Meeting, at which time they will fill the vacancies created by the resignations of Mr. Bach and Mr. Wolf.  The term of Timothy O. Helgemoe also will expire at the 2011 Annual Meeting.  Mr. Helgemoe is a member of our Marketing and Risk Management Committee.  As a result of the reduction in the aggregate number of governors serving on the Board to nine (9), and the increase in the number of governors to be appointed by Project Viking, LLC to four (4), each effective at the 2011 Annual Meeting, the number of elected governors serving on the Board immediately following the 2011 Annual Meeting will be reduced to five (5).  Accordingly, the governor positions with terms expiring at the 2011 Annual Meeting (currently held by Messrs. Ferguson, Woestehoff and Helgemoe) will not be filled and Mr. Helgemoe’s tenure as a governor and committee member will end.

In the ordinary course of business, we regularly enter into transactions to buy grain. From time to time, we may buy grain from related persons on the same basis as we buy grain from un-related parties. During fiscal year 2010, we purchased approximately $400,000 in grain from Robert J. Ferguson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

By:	/s/ Lucas G. Schneider
Lucas G. Schneider
Chief Financial Officer

Date:   August 5, 2011